                                                                     EXHIBIT (J)

                        CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the references to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our report dated January 31, 2003 on the 2002 financial statements of Plan Investment Fund, Inc. and its incorporation by reference in the Registration Statement (Form N1-A) and in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 (registration No. 2-99584) and in this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-04379).


Chicago, Illinois                                              Ernst & Young LLP
April 30, 2003





















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